UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 27, 2008

FIVE STAR PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-25869	13-3729186
(Commission File Number)	(IRS Employer Identification No.)

10 East 40th Street, Suite 3110, New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

(646) 742−1600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

Item 2.03.       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2008, Five Star Group, Inc. (“Five Star Group”), a wholly-owned subsidiary of Five Star Products, Inc. (“Five Star Products”), entered into a Restated and Amended Loan and Security Agreement (the “Amended Loan Agreement”), with Bank of America, N.A. (“Bank of America”).  The Amended Loan Agreement extends the maturity date of that certain Loan and Security Agreement, dated as of June 20, 2003, entered into by Five Star Group and Bank of America (through its predecessor Fleet Capital Corporation), as amended (the “2003 Loan Agreement”), to June 30, 2011.  The Amended Loan Agreement provides Five Star Group with a $35,000,000 revolving credit facility (“Revolving Credit Facility”), subject to a $3,500,000 sub-limit for letters of credit.  The Revolving Credit Facility allows Five Star Group to borrow up to (a) 85% of eligible receivables plus (b) the greater of (i) the lesser of $20,000,000 or 65% of eligible inventory, reduced by 1% per quarter commencing July 1, 2008, or (ii) the lesser of $20,000,000 or 85% of the appraised net orderly liquidation value of eligible inventory minus (c) the amount of outstanding letter of credit obligations, as those terms are defined therein.  All obligations under the Revolving Credit Facility are secured by first priority liens on all of Five Star Group’s existing and future assets.  In connection with the Amended Loan Agreement, on June 27, 2008, Five Star Group executed the Restated and Amended Promissory Note, dated as of June 26, 2008, payable to Bank of America in the principal amount of $35,000,000 (the “Promissory Note”).  The Promissory Note restates and replaces a certain $35,000,000 Revolving Note, dated as of June 1, 2005, executed by Five Star Group in favor of Bank of America.  The principal amount under the Promissory Note is due and payable on June 30, 2011.

Loans made to Five Star Group under the Revolving Credit Facility bear interest at a per annum rate based on the Prime Rate of Bank of America plus 0.5%, or at a per annum rate based on LIBOR plus 200 basis points, at Five Star Group’s election.  The LIBOR and Prime Rate margins may be adjusted in the event that Five Star Group achieves and maintains certain performance benchmarks.  Under the Amended Loan Agreement, Five Star Group is subject to covenants requiring minimum net worth, limitations on losses, if any, and minimum or maximum values for certain financial ratios.

The following table sets forth the significant covenants required by the Amended Loan Agreement:

Covenant	Requirement
Minimum tangible net worth	$7,000,000
Total debt to tangible net worth	No more than 6.0 to 1.0 as at each fiscal year end
Fixed charge coverage	Equal to or greater than 1.0 to 1.0
Year-to-Date Net Loss	Less than $300,000 in any fiscal year
Quarterly income (loss)	No net loss in any two consecutive fiscal quarters

Upon the occurrence and continuance of an event of default, as defined in the Amended Loan Agreement, Bank of America may, by written notice, declare the entire principal amount or unpaid balance under the Revolving Credit Facility, and/or all other liabilities, together with all accrued interest and proper charges thereon, immediately due and payable.

A copy of the Amended Loan Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference.  A copy of the Promissory Note is attached as Exhibit 10.4 hereto and is incorporated by reference.

In connection with the Amended Loan Agreement, Five Star Products entered into an Agreement of Subordination and Assignment (the “Amended Subordination Agreement”), dated as of June 27, 2008, with JL Distributors, Inc. (“JL”) (a wholly-owned subsidiary of National Patent Development Corporation), Five Star Group and Bank of America.  The Amended Subordination Agreement restates, amends and replaces the certain Subordination Agreement and Assignment, dated on or about June 20, 2003, among Five Star Products, JL, Five Star Group and Bank of America.  Under the Amended Subordination Agreement, JL agrees to subordinate to Bank of America’s prior right to repayment under the 2003 Loan Agreement and the Amended Loan Agreement any rights and claims that JL has against Five Star Group and any right to repayment of certain indebtedness owed to JL by Five Star Products.  A copy of the Amended Subordination Agreement is attached as Exhibit 10.2 hereto and is incorporated by reference.

In connection with the Amended Loan Agreement, Five Star Products entered into a Guaranty and Pledge Agreement (the “Guaranty Agreement”), dated as of June 27, 2008, with Bank of America.  The Guaranty Agreement amends, restates and replaces the instrument of guaranty dated on or about June 20, 2003.  Under the Guaranty Agreement, Five Star Products unconditionally guarantees the indebtedness and other obligations of Five Star Group under the Amended Loan Agreement in favor of Bank of America.  To secure its obligations under the Guaranty Agreement, Five Star Products pledges to Bank of America a continuing first pledge and security interest in the entirety of Five Star Products’ interest in all of the issued and outstanding capital stock of Five Star Group.  A copy of the Guaranty Agreement is attached as Exhibit 10.3 hereto and is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Title

10.1	Restated and Amended Loan and Security Agreement, dated as of June 27, 2008, by and between Five Star Group, Inc. and Bank of America, N.A.

10.2	Agreement of Subordination and Assignment, dated as of June 27, 2008, by JL Distributors, Inc., Five Star Group, Inc., Five Star Products, Inc. and Bank of America, N.A.

10.3	Guaranty and Pledge Agreement, dated as of June 27, 2008, by Five Star Products, Inc. in favor of Bank of America, N.A.

10.4	Restated and Amended Promissory Note of Five Star Group, Inc. payable to the order of Bank of America, N.A., dated as of June 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR PRODUCTS, INC.

Date: July 3, 2008	By:	/s/ IRA J. SOBOTKO
		Name:	Ira J. Sobotko
		Title:	Senior Vice President, Finance, Secretary & Treasurer